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                                  EXHIBIT 11
                        BARRETT BUSINESS SERVICES, INC.
                   STATEMENT SHOWING CALCULATION OF AVERAGE
                           COMMON SHARES OUTSTANDING


                                                               Three Months
                                                                   Ended
                                                               Mar. 31, 1995
                                                               -------------

Primary Earnings Per Share:
      Weighted average number of shares                           6,443,317

      Stock option plan shares to be issued at prices
          ranging from $3.50 to $14.00 per share                    327,631

      Warrant issues at a price of $4.20 per share                  124,444


      Less:    Assumed purchase at average market price
               during the period using proceeds received
               upon exercise of options and purchase of
               stock, and using tax benefits of compensation
               due to premature dispositions                       (171,911)
                                                                 ----------
               Total Primary Shares                               6,723,481
                                                                 ==========



Fully Diluted Earnings Per Share:
      Weighted average number of shares                           6,443,317

      Stock option plan shares to be issued at
          prices ranging from $3.50 to $14.00 per share             327,631

      Warrant issues at a price of $4.20 per share                  124,444


      Less:    Assumed purchase at the higher of ending
               or average market price during the period
               using proceeds received upon exercise of
               options and purchase of stock, and using
               tax benefits of compensation due to pre-
               mature dispositions                                 (171,911)
                                                                 ----------
               Total Diluted Shares                               6,723,481
                                                                 ==========





Note: As the effect of common stock equivalents upon the weighted average common stock earnings per share calculation is greater than 3%, earnings per share are based on the weighted average number of common stock and common stock equivalents outstanding during the period.